FOR IMMEDIATE RELEASE

Celsius Holdings, Inc. to Present at Upcoming September Investor Conferences

Barclays Global Consumer Staples Conference – September 6-7, 2023
Piper Sandler Growth Frontiers Conference – September 12-13, 2023
B. Riley Securities 2023 Consumer Conference – September 14, 2023
6th Annual Wells Fargo Consumer Conference – September 20-21, 2023

BOCA RATON, FL, September 6, 2023/PRNewswire/ -- Celsius Holdings, Inc., (Nasdaq: CELH), maker of the leading global fitness drink, CELSIUS®, today announced the company will present at upcoming investor conferences including; Barclays Global Consumer Staples Conference, Piper Sandler Growth Frontiers Conference, B. Riley Securities 2023 Consumer Conference, and the 6th Annual Wells Fargo Consumer Conference in September.

Barclays Global Consumer Staples Conference:
Date: September 6-7, 2023
Fireside Chat: September 7, 2023 @ 10:30AM EDT
Presentation webcast link:
https://linkprotect.cudasvc.com/url?a=https%3a%2f%2fcc.webcasts.com%2fbarc002%2f090523a_js%2f%3fentity%3d44_NY7LK82&c=E,1,qSw-U8KcdBWFBbIuZty1bVjwsi5NIKdXYJmRXpd_kGvJWUXc0c9jqEAWSUZwA8aAWuh0iHZiB_FzY5ISD3jSLCsTy_xub8vlwJ62L8YFpzMmqwCY4ec,&typo=1

Piper Sandler Growth Frontiers Conference:
Date: September 12-13, 2023
Fireside Chat Presentation: September 13, 2023 @ 12:00PM EDT
Presentation webcast link:
https://event.webcasts.com/starthere.jsp?ei=1632887&tp_key=0d13fe21be

B. Riley Securities 2023 Consumer Conference:
Date: September 14, 2023
1X1 Meetings Only, Investor Presentation Link:
https://www.celsiusholdingsinc.com/investor-presentation

6th Annual Wells Fargo Consumer Conference:
Date: September 20-21, 2023
1X1 Meetings Only, Investor Presentation Link:
https://www.celsiusholdingsinc.com/investor-presentation

About Celsius Holdings, Inc.
Celsius Holdings, Inc. (Nasdaq: CELH), is a global consumer packaged goods company with a proprietary, clinically proven formula for its master brand CELSIUS®. A lifestyle energy drink born in fitness and a pioneer in the rapidly growing energy category. CELSIUS® offers proprietary, functional, essential energy formulas clinically-proven to offer significant health benefits to its users. CELSIUS® is backed by six university studies that were published in peer-reviewed journals validating the unique benefits CELSIUS® provides. For more information, please visit: http://www.celsiusholdingsinc.com

Investor Relations:
investorrelations@celsius.com
Cameron Donahue
(651) 707-3532
cdonahue@celsius.com